UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2008

LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road	23060
Glen Allen, Virginia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 12, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”), Fidelity National Title Insurance Company, (“FNTIC”), and Chicago Title Insurance Company (“Chicago”) entered into an amended and restated Stock Purchase Agreement, dated as of November 25, 2008, among LandAmerica, Fidelity and Chicago (as amended and restated, the “Purchase Agreement”). Under the revised terms, subject to the closing conditions set forth in the Purchase Agreement, FNTIC and Fidelity National Financial, Inc. (“FNF”) will acquire the capital stock of Lawyers Title Insurance Company (“LTIC”) from LandAmerica and Chicago will acquire the capital stock of Commonwealth Land Title Insurance Company (“CLTIC”) from LandAmerica, for an aggregate purchase price equal to the sum of (A) $181,762,521, subject to potential reduction, (B) a number of shares of FNF common stock equal to $50,000,000 divided by the greater of $14 or the closing price of FNF common stock on the New York Stock Exchange for the trading day prior to the closing date, and (C) a subordinated promissory note issued by Fidelity in an initial principal amount equal to $50,000,000 (the “FNF Note”) (the “Sale”). In addition, subject to the closing conditions set forth in the Purchase Agreement, FNTIC will acquire the capital stock of United Capital Title Insurance Company (“United”) from an indirect subsidiary of LandAmerica for a purchase price equal to a statutory measure of the net worth of United as of the closing (the “United Sale”).

     Among other things, and in addition to the revised purchase consideration terms described above, the amendments to the original Purchase Agreement provide for the following changes: (A) if the closing conditions under the Purchase Agreement have been satisfied except for California state insurance approval with respect to the United Sale and the completion of any rehabilitation proceedings with respect to United, the Sale will close and the closing of the United Sale will be deferred until such conditions relating to United are either satisfied or waived; (B) the Purchase Agreement may be terminated by FNTIC or Chicago if the closing of the Sale has not occurred on or before December 22, 2008; and (C) the Purchase Agreement no longer contemplates entry into an escrow agreement with respect to LandAmerica’s indemnification obligations under the Purchase Agreement and, instead, such indemnification obligations, if any, will be funded by reduction in the principal amount of the FNF Note.

     The foregoing description of the amended and restated Purchase Agreement is qualified in its entirety by the actual terms of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about LandAmerica, FNTIC, Chicago or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by LandAmerica, on the one hand, and FNTIC and Chicago, on the other hand, to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modified, qualified and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Moreover, certain representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk between LandAmerica, on the one hand, and FNTIC and Chicago, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about LandAmerica, FNTIC and Chicago or their respective businesses or operations. In addition, a copy of the FNF Note is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Stock Purchase Agreement among Fidelity National Title Insurance Company, Chicago
Title Insurance Company and LandAmerica Financial Group, Inc. dated as of November
25, 2008 as amended and restated as of December 12, 2008.

99.1	Subordinated Note Due 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

Dated:   December 15, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Stock Purchase Agreement among Fidelity National Title Insurance Company, Chicago
Title Insurance Company and LandAmerica Financial Group, Inc. dated as of November
25, 2008 as amended and restated as of December 12, 2008.

99.1	Subordinated Note Due 2013.